Exhibit 10.1

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) dated as of April 25, 2025, is made and entered into by and between Chutzpah Holdings Limited (the “Purchaser”) and Pluri Inc. (the “Company”). Each of the Company and the Purchaser shall be referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Purchaser and the Company entered into a Securities Purchase Agreement dated as of January 23, 2025 (the “Securities Purchase Agreement”) pursuant to which the Purchaser agreed to purchase 1,383,948 of the Company’s Common Shares (the “Purchased Shares”), (ii) pre-funded warrants to purchase 26,030 of the Company’s Common Shares and (iii) Common Warrants to purchase 84,599 of the Company’s Common Shares; and

WHEREAS, the Parties seek to amend the Securities Purchase Agreement to exchange 976,139 of the Purchased Shares for pre-funded warrants to purchase 976,139 of the Company’s Common Shares (the “Pre-Funded Warrants”), with such Pre-Funded Warrants not exercisable until the receipt of shareholder approval in order to comply with Nasdaq Rule 5635(d);

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties agree with the others as follows:

1. Definitions. Unless otherwise defined herein, all terms and conditions used in this Amendment shall have the meanings assigned to such terms in the Securities Purchase Agreement.

2. Exchange of Purchased Shares. Concurrently with the execution of this Amendment, the Purchaser shall exchange 976,139 of the Purchased Shares purchased pursuant to the Securities Exchange Agreement for Pre-Funded Warrants to purchase up to 976,139 of the Company’s Common Shares, in the form annexed hereto as Exhibit A. The Parties covenant and agree to work to effectuate the exchange as contemplated by this Amendment.

3. Amendment of Certain Terms. The term “Shareholder Approval” as defined pursuant to the Securities Purchase Agreement shall be amended and restated in its entirety as follows:

“Shareholder Approval” means such approval as required by the rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Company (i) with respect to the exercise of the Warrants, and (ii) for the exercise of the Pre-Funded Warrants issued to the Purchaser pursuant to the Amendment to Securities Purchase Agreement executed by and between the parties on April 25, 2025.”

4. Representations and Warranties. Without derogating from the Company’s representations and warranties under the Securities Purchase Agreement, the Company hereby represents and warrants to the Purchaser that (i) all requisite corporate, stock exchange, governmental and other approvals and consents for the consummation of the transactions contemplated by this Amendment shall have been obtained prior thereto, and (ii) the Company’s execution and delivery of this Amendment will not result in a Default Acceleration Event or in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s articles of incorporation.

5. Legal Opinion. Concurrently with the execution of this Amendment, the Company shall deliver to the Purchaser an opinion of Sullivan & Worcester LLP, counsel for the Company, dated as of the date hereof, in form and substance reasonably acceptable to the Purchaser.

6. Construction. This Amendment is an integral part of the Securities Purchase Agreement and all representations, warranties, covenants and obligations of the Company arising out of the Securities Purchase Agreement apply also in respect of the Pre-Funded Warrants delivered to the Purchaser pursuant to this Amendment and to the stocks issued under the Pre-Funded Warrants, including the obligation under section 4.10 to the Securities Purchase Agreement. Except as herein amended, the Securities Purchase Agreement shall remain in full force and effect.

7. Further Assurances. Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Amendment.

8. Counterparts. This Amendment may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

9. Headings. The headings of Articles and Sections in this Amendment are provided for convenience only and will not affect its construction or interpretation.

10. Waiver. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Amendment or any of the documents referred to in this Amendment will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

11. Severability. The invalidity or unenforceability of any provisions of this Amendment pursuant to any applicable law shall not affect the validity of the remaining provisions hereof, but this Amendment shall be construed as if not containing the provision held invalid or unenforceable in the jurisdiction in which so held, and the remaining provisions of this Amendment shall remain in full force and effect. If the Amendment may not be effectively construed as if not containing the provision held invalid or unenforceable, then the provision contained herein that is held invalid or unenforceable shall be reformed so that it meets such requirements as to make it valid or enforceable.

12. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Any disputes arising from this Amendment shall be resolved pursuant to Section 5.9 of the Securities Purchase Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Securities Purchase Agreement to be duly executed as of the day and year first above written.

Company:

PLURI INC.

By:
Name:	Yaky Yanay
Title:	Chief Executive Officer

By:
Name:	Liat Zaltz
Title:	Chief Financial Officer

Purchaser:

Chutzpah Holdings Limited

By:
Name:
Title:

By:
Name:
Title:

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Exhibit A

Form of Pre-Funded Warrant

See attached.

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